UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2014

CIMAREX ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31446	45-0466694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On June 4, 2014, Cimarex Energy Co. (the “Company”) completed the underwritten public offering of $750 million aggregate principal amount of its 4.375% Senior Notes due 2024 (the “Notes”). The Company intends to use the net proceeds from the offering of approximately $741.5 million, after deducting underwriting discounts and commissions and estimated offering expenses, to repay borrowings under its revolving credit facility and for general corporate purposes.

The Notes were issued under the Indenture, dated as of June 4, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of June 4, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors party thereto and the Trustee.

The Notes bear interest at the rate of 4.375% per annum. Interest on the Notes is payable semiannually on June 1 and December 1 of each year, beginning on December 1, 2014. The Notes will mature on June 1, 2024. The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to: (1) incur liens; and (2) merge or sell all or substantially all of its assets. These restrictive covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The Company may at its option redeem some or all of the Notes before March 1, 2024 at the make-whole redemption prices set forth in the Indenture, together with accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or after March 1, 2024, the Company may redeem all or part of the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are the Company’s general unsecured, senior obligations, are equal in right of payment with any of the Company’s existing and future unsecured senior indebtedness that are not by their terms subordinated to the Notes, and will be effectively junior to the Company’s future secured indebtedness to the extent of collateral securing that debt. The Notes are guaranteed on a senior unsecured basis by all of the Company’s current and future subsidiaries that guarantee the Company’s revolving credit facility or that guarantee certain other indebtedness, subject to certain exceptions. The Notes are effectively junior to the indebtedness and other liabilities of any non-guarantor subsidiaries.

The Notes were offered and sold pursuant to the Company’s and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-183939) (the “Registration Statement”) and the prospectus supplement, dated May 20, 2014, to the prospectus contained therein dated September 17, 2012.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of June 4, 2014, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of June 4, 2014, by and among Cimarex Energy Co., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.
4.3	Form of 4.375% Senior Notes due 2024 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: June 4, 2014	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of June 4, 2014, by and between Cimarex Energy Co. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of June 4, 2014, by and among Cimarex Energy Co., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.
4.3	Form of 4.375% Senior Notes due 2024 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Notes.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).